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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Level 8 Systems, Inc., dated as of August 30, 2000, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  August 30, 2000          BROWN SIMPSON PARTNERS I, LTD.


                                By:     /S/ PETER D. GREENE
                                        ---------------------------------------
                                        Peter D. Greene
                                        Attorney-in-Fact


Date:  August 30, 2000          BROWN SIMPSON ASSET MANAGEMENT, LLC


                                By:     /S/ PETER D. GREENE
                                        ---------------------------------------
                                        Peter D. Greene
                                        Managing Principal